EXHIBIT 99.1

Energy-Efficient LED Lighting Provider Orion Lighting Q1 Revenue Rose 10%
to $13.8M, in line with the Company’s Full Year Revenue Growth Goal

Manitowoc, WI - August 7, 2018 - Orion Energy Systems, Inc. (NASDAQ: OESX) (Orion Lighting), a provider of enterprise-grade LED lighting and energy project solutions, today reported results for its fiscal 2019 first quarter (Q1’19). Orion will hold an investor call today at 10:00 a.m. ET (9:00 a.m. CT) to review its results and fiscal 2019 outlook - call details below.

Highlights:

•	Q1’19 revenue improved 10.1% to $13.8M versus Q1’18, principally reflecting stronger than anticipated performance from Orion’s agent driven distribution channel.

•	Gross margin improved 340 basis points to 25.0% in Q1'19 versus 21.6% in Q1'18.

•	EBITDA loss improved by $3.9M to ($2.1M) in Q1'19 from ($6.0M) in Q1'18.

•	Positive cash flow from operating activities of $0.1M in Q1'19 versus ($5.8M) in Q1'18 and cash at the end of Q1’19 was $7.8M.

•	Total operating expenses declined to $6.1M in Q1’19 versus $9.2M in Q1’18, reflecting the benefit of cost cutting in FY 2018 as well as $1.9M in non-recurring restructuring costs in Q1’18.

•	Orion continues to see strong demand for the industry-leading 214 lumens per watt energy efficiency of its ISON LED high bay lighting systems, which provide substantial long-term energy savings.

CEO Commentary
Mike Altschaefl, Orion’s CEO and Board Chair, commented, "Fiscal 2019 is off to a solid start, and we continue to believe this year will represent an inflection point for Orion’s growth and profitability. We achieved sales growth in line with our full year growth rate goal of 10%, while benefiting from the $6M in annualized cost reductions we implemented last year.

“Our agent driven distribution strategy delivered a very strong performance in Q1’19 and helped to offset some delays in national account projects, which we anticipate strengthening in the upcoming quarters.

"We believe the improved performance of our agents reflects both the benefits of our ongoing collaboration in support of each agent’s success, as well as our efforts to fine tune our agent base to ensure that each partner is focused on our solutions and echoes our service and quality commitments.

"We entered fiscal 2019 with some significant national account opportunities and have so far been successful in advancing these opportunities through initial pilots and planning for broader scale deployments. We are currently focused on developing opportunities with major automotive, retail, healthcare and public sector customers. As previously noted, most large customer engagements are broken into a series of smaller projects/purchase orders rather than through one major contract. While we are optimistic about the potential business from these customers, this dynamic makes it difficult for us to predict the timing and ultimate size of each engagement.

"Finally, in order to meet the current and future needs of our customers, we have invested resources in building our base of lighting control options and working to integrate our LED lighting system with a growing base of leading control solutions. Roughly five percent of our lighting system sales in the past 12 months included some form of integrated control functionality. While control systems are still in the early stages of utilization, based on the improved functionality and energy efficiency that they offer and the ability to leverage our digital ceiling network to support other Internet of Things solutions, we expect this opportunity to grow significantly over the coming years.”

Outlook and Goals
Based on progress to date in fiscal 2019 and the outlook for the balance of the year, Orion is reiterating its goal of achieving revenue growth of 10% in fiscal 2019.

Due to the variability in size and timing of contracts, along with inherent economic, global trade and industry challenges, Orion does not provide quarterly or full year guidance. However, management will continue to evaluate the performance of the business and its outlook and update investors each quarter on its goals for the full fiscal year.

Q1’19 Results
Orion’s Q1’19 revenue improved 10.1% to $13.8M compared to $12.6M in Q1’18, principally reflecting sales growth in its agent driven distribution channel.

Gross margin improved 340 basis points to 25% in Q1’19 compared to 21.6% in Q1’18. The improvement reflects both ongoing efforts to enhance manufacturing efficiency, as well as the margin benefit of greater fixed cost absorption in Q1’19 due to its higher revenue level than in Q1'18.

Total operating expenses decreased to $6.1M in Q1’19 compared to $9.2M in Q1’18, reflecting the full benefit of Orion’s cost reduction initiatives implemented in fiscal 2018 as well as $1.9M in severance and other one-time costs incurred in Q1’18.

Orion’s Q1’19 net loss improved to ($2.7M), or ($0.09) per basic share, versus a net loss of ($6.6M), or ($0.23) per basic share, in Q1’18.

Orion’s Q1’19 EBITDA loss improved to ($2.1M) compared to a loss of ($6.0M) in Q1’18, a year-over-year improvement of $3.9M.

Balance Sheet & Cash Flow
Orion achieved $0.1M in cash from operating activities in Q1’19, as its net loss was more than offset by active working capital management in the period. At the close of Q1'19, Orion had $7.8M in cash and cash equivalents and $2.5M of debt, consisting primarily of borrowings under its revolving credit facility. The company reduced outstanding debt by $1.6M from fiscal year end March 31, 2018. Net working capital was $9.8M and shareholder's equity totaled $21.3 million at quarter end.

Conference Call Details:

Date / Time:	Today, Tuesday, August 7, 2018 at 10:00 a.m. ET (9:00 a.m. CT)

Call Dial-In:	(877) 754-5294 or (678) 894-3013 for international

Live Webcast/Replay:	http://investor.oriones.com/events-and-presentations

Audio Replay:	(855) 859-2056, conference ID: 5197563 (available shortly after the call through 8/14/2018)

About Orion Energy Systems
Orion is a provider of enterprise-grade LED lighting and energy project solutions. Orion manufactures and markets connected lighting systems encompassing LED solid-state lighting and smart controls. Orion systems incorporate patented design elements that deliver significant energy, efficiency, optical and thermal performance that drive financial, environmental, and work-space benefits for a wide variety of customers, including nearly 40% of the Fortune 500.

Non-GAAP Measures
In addition to the GAAP results included in this presentation, Orion has also included the non-GAAP measure, EBITDA (earnings before interest, taxes, depreciation and amortization) as a measure of its quarterly performance. The Company has provided this non-GAAP measure to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses EBITDA to evaluate performance of the business and believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurement is intended only as a supplement to the comparable GAAP measurements and the Company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurement. As a result, investors should consider this non-GAAP measurement in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Safe Harbor Statement
Certain matters discussed in this press release, including under the headings “Highlights,” “Updated Financial Outlook,” and “CEO Commentary,” are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) our ability to achieve our expected revenue growth, gross margin, and EBITDA objectives in fiscal 2019 and beyond; (ii) our ability to achieve profitability and positive cash flows; (iii) our levels of cash and our limited borrowing capacity under our revolving line of credit; (iv) the availability of additional debt financing and/or equity capital; (v) our increasing emphasis on selling more of our products through third party distributors and sales agents, including our ability to attract and retain effective third party distributors and sales agents to execute our sales model; (vi) our ability to develop and participate in new product and technology offerings or applications in a cost effective and timely manner; (vii) our ability to manage the ongoing decreases in the average selling prices of our products as a result of competitive pressures in the evolving LED market; (viii) our ability to manage our inventory and avoid inventory obsolescence in a rapidly evolving LED market; (ix) our lack of major sources of recurring revenue and the potential consequences of the loss of one or more key customers or suppliers, including key contacts at such customers; (x) our ability to adapt to increasing convergence in the LED market; (xi) our ability to differentiate our products in a highly competitive market; (xii) the deterioration of market conditions, including our dependence on customers' capital budgets for sales of products and services; (xiii) our ability to complete and execute our strategy in a highly competitive market and our ability to respond successfully to market competition; (xiv) our increasing reliance on third parties for the manufacture and development of products and product components; (xv) our ability to successfully implement our strategy of focusing mainly on lighting solutions using LED technologies; (xvi) the market acceptance of our products and services; (xvii) our ability to realize expected cost savings on the timetable and amounts expected from our cost reduction initiatives; (xviii) adverse developments with respect to litigation and other legal matters pursuant to which we are subject, (xix) our failure to comply with the covenants in our revolving credit agreement; (xx) our fluctuating quarterly results of operations as we focus on new LED technologies and continue to focus investing in our third party distribution sales channel; (xxi) our ability to recruit, hire and retain talented individuals in all disciplines of our company; (xxii) price fluctuations, shortages or interruptions of component supplies and raw materials used to manufacture our products; (xxiii) our ability to defend our patent portfolio; (xxiv) a reduction in the price of electricity; (xxv) the cost to comply with, and the effects of, any current and future government regulations, laws and policies; (xxvi) potential warranty claims in excess of our reserve estimates; (xxvii) our inability to timely and effectively remediate any material weaknesses in our internal control of financial reporting and/or our failure to maintain an effective system of internal control over financial reporting and (xxviii) the other risks described in our filings with the SEC. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://investor.oriones.com/ in the Investor Relations section of our Website.

Twitter: @OrionLightingIR
StockTwits: @Orion_LED_IR

Investor Relations Contacts:

Bill Hull, CFO	William Jones; Tanya Kamatu
Orion Energy Systems, Inc.	Catalyst IR
(312) 660-3575	(212) 924-9800 or oesx@catalyst-ir.com

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	June 30, 2018	March 31, 2018
Assets
Cash and cash equivalents	$7,835	$9,424
Accounts receivable, net	7,183	8,736
Revenue earned but not billed	1,055	—
Inventories, net	8,597	7,826
Deferred contract costs	—	1,000
Prepaid expenses and other current assets	408	2,467
Total current assets	25,078	29,453
Property and equipment, net	12,571	12,894
Other intangible assets, net	2,747	2,868
Other long-term assets	105	110
Total assets	$40,501	$45,325
Liabilities and Shareholders’ Equity
Accounts payable	$10,215	$11,675
Accrued expenses and other	4,909	4,171
Deferred revenue, current	89	499
Current maturities of long-term debt	80	79
Total current liabilities	15,293	16,424
Revolving credit facility	2,302	3,908
Long-term debt, less current maturities	85	105
Deferred revenue, long-term	847	940
Other long-term liabilities	615	524
Total liabilities	19,142	21,901
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value: Shares authorized: 30,000,000 at June 30, 2018 and March 31, 2018; no shares issued and outstanding at June 30, 2018 and March 31, 2018	—	—
Common stock, no par value: Shares authorized: 200,000,000 at June 30, 2018 and March 31, 2018; shares issued: 38,838,329 at June 30, 2018 and 38,384,575 at March 31, 2018; shares outstanding: 29,403,485 at June 30, 2018 and 28,953,183 at March 31, 2018	—	—
Additional paid-in capital	155,231	155,003
Treasury stock, common shares: 9,434,844 at June 30, 2018 and 9,431,392 at March 31, 2018	(36,087)	(36,085)
Retained deficit	(97,785)	(95,494)
Total shareholders’ equity	21,359	23,424
Total liabilities and shareholders’ equity	$40,501	$45,325

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended June 30,
	2018	2017
Product revenue	$12,808	$11,781
Service revenue	1,014	777
Total revenue	13,822	12,558
Cost of product revenue	9,724	8,813
Cost of service revenue	642	1,034
Total cost of revenue	10,366	9,847
Gross profit	3,456	2,711
Operating expenses:
General and administrative	3,076	5,335
Sales and marketing	2,578	3,354
Research and development	405	524
Total operating expenses	6,059	9,213
Loss from operations	(2,603)	(6,502)
Other income (expense):
Other income	19	—
Interest expense	(89)	(67)
Interest income	3	5
Total other expense	(67)	(62)
Loss before income tax	(2,670)	(6,564)
Income tax expense	22	—
Net loss	$(2,692)	$(6,564)

Basic net loss per share attributable to common shareholders	$(0.09)	$(0.23)
Weighted-average common shares outstanding	29,070,193	28,455,434
Diluted net loss per share	$(0.09)	$(0.23)
Weighted-average common shares and share equivalents outstanding	29,070,193	28,455,434

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended June 30,
	2018	2017
Operating activities
Net loss	$(2,692)	$(6,564)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	347	353
Amortization	121	162
Stock-based compensation	228	320
Provision for inventory reserves	17	130
Provision for bad debts	82	33
Other	3	12
Changes in operating assets and liabilities:
Accounts receivable, current and long-term	1,756	2,103
Revenue earned but not billed	1,300	—
Inventories	(102)	1,196
Deferred contract costs	—	(770)
Prepaid expenses and other assets	150	(163)
Accounts payable	(575)	(2,028)
Accrued expenses and other	(553)	(743)
Deferred revenue, current and long-term	(21)	204
Net cash provided by (used in) operating activities	61	(5,755)
Investing activities
Purchases of property and equipment	(23)	(204)
Additions to patents and licenses	—	(20)
Net cash used in investing activities	(23)	(224)
Financing activities
Payment of long-term debt and capital leases	(19)	(67)
Proceeds from revolving credit facility	17,188	16,307
Payment of revolving credit facility	(18,794)	(19,083)
Payments to settle employee tax withholdings on stock-based compensation	(3)	—
Net proceeds from employee equity exercises	1	—
Net cash used in financing activities	(1,627)	(2,843)
Net decrease in cash and cash equivalents	(1,589)	(8,822)
Cash and cash equivalents at beginning of period	9,424	17,307
Cash and cash equivalents at end of period	$7,835	$8,485

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED EBITDA RECONCILIATION
(in thousands)

	Three Months Ended June 30,
	2018	2017

Net Income	$(2,692)	$(6,564)

Interest	86	62
Taxes	22	—
Depreciation	347	353
Amortization	121	162
EBITDA	$(2,116)	$(5,987)